New York Mortgage Trust Reports
First Quarter 2022 Results

NEW YORK, NY - May 3, 2022 (GLOBE NEWSWIRE) - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT,” the “Company,” “we,” “our” or “us”) today reported results for the three months ended March 31, 2022.

Summary of First Quarter 2022:
(dollar amounts in thousands, except per share data)

Net loss attributable to Company's common stockholders	$(84,343)
Net loss attributable to Company's common stockholders per share (basic)	$(0.22)
Undepreciated loss (1)	$(64,205)
Undepreciated loss per common share (1)	$(0.17)
Comprehensive loss attributable to Company's common stockholders	$(86,531)
Comprehensive loss attributable to Company's common stockholders per share (basic)	$(0.23)
Yield on average interest earning assets	6.80%
Net interest income	$29,879
Portfolio net interest income (2)	$39,536
Portfolio net interest margin	3.87%
Book value per common share at the end of the period	$4.36
Undepreciated book value per common share at the end of the period (1)	$4.45
Economic return on book value (3)	(5.11)%
Economic return on undepreciated book value (4)	(4.01)%
Dividends per common share	$0.10

(1)Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Reconciliation of Financial Information."
(2)Excludes interest expense generated by our subordinated debentures, convertible notes, senior unsecured notes and mortgages payable on real estate. Our calculation of portfolio net interest margin may not be comparable to similarly-titled measures of other companies who may use a different calculation.
(3)Economic return on book value is based on the periodic change in GAAP book value per common share plus dividends declared per common share, if any, during the period.
(4)Economic return on undepreciated book value is based on the periodic change in undepreciated book value per common share, a non-GAAP financial measure, plus dividends declared per common share, if any, during the period.

Key Developments:

Investing Activities

•Purchased approximately $782.5 million in residential loans and $45.2 million in single-family rental properties.

•Funded multi-family joint venture investments and mezzanine lending investments for approximately $137.7 million and $19.2 million, respectively, and received approximately $31.8 million in proceeds from redemptions of mezzanine lending investments.

Financing Activities

•Completed a securitization of residential loans, resulting in approximately $286.1 million in net proceeds to the Company after deducting expenses associated with the transaction. The Company utilized the net proceeds to repay approximately $195.6 million on an outstanding repurchase agreement related to residential loans.

•Completed a securitization of business purpose loans, resulting in approximately $223.5 million in net proceeds to the Company after deducting expenses associated with the transaction. The Company utilized the net proceeds to repay approximately $121.1 million on an outstanding repurchase agreement related to business purpose loans.

•Redeemed our convertible notes at maturity for $138.0 million.

•The Company's Board of Directors authorized a share repurchase program for up to $200.0 million of the Company's common stock.

Subsequent Developments:

•Entered into non-mark-to-market, non-recourse repurchase agreement with a new counterparty with a maximum aggregate purchase price of $750 million to fund the purchase of business purpose loans.

Management Overview

Jason Serrano, Chief Executive Officer and President, commented: "In a challenging quarter with the Fed attempting to regain control of inflation, markets experienced heightened volatility, particularly with respect to interest rates. The volatility combined with a rapidly rising interest rate environment caused the fixed income market to underperform, driving the Company’s undepreciated book value down by 6%. Although the value of many mortgage-related assets fell during the quarter, we were able to strengthen our balance sheet by completing multiple loan securitizations, further protecting the Company against abrupt changes in financing availability while lowering the Company’s cost of funds.

During the quarter, we continued to execute on our strategic plan to generate high portfolio turnover by increasing our allocation to high coupon, short duration residential investor loans that we believe are supported by solid underlying fundamentals. Through our strong proprietary pipelines in this sector, we nearly doubled net investment activity with cash raised organically through a combination of maturity paydowns and financing activity of unencumbered loans. These investments helped push our portfolio yield to the highest level in nearly 10 years. We believe our focus on short duration residential loans and our strong cash position will better enable us to rapidly reposition our portfolio in a higher rate environment and patiently seize on superior market opportunities.”

Capital Allocation

The following tables set forth, by investment category, our allocated capital at March 31, 2022, our interest income and interest expense, and the average yield, average portfolio financing cost, and portfolio net interest margin for our average interest earning assets for the three months ended March 31, 2022 (dollar amounts in thousands):

	Single-Family (1)	Multi- Family	Other	Total
Residential loans	$3,953,427	$—	$—	$3,953,427
Consolidated SLST CDOs	(754,264)	—	—	(754,264)
Multi-family loans	—	110,208	—	110,208
Investment securities available for sale	75,499	31,576	38,705	145,780
Equity investments	—	193,194	32,106	225,300
Equity investments in consolidated multi-family properties (2)	—	367,055	—	367,055
Single-family rental properties	83,780	—	—	83,780
Total investment portfolio carrying value	3,358,442	702,033	70,811	4,131,286
Liabilities:
Repurchase agreements	(910,097)	(16,952)	—	(927,049)
Residential loan securitization CDOs	(1,143,855)	—	—	(1,143,855)
Senior unsecured notes	—	—	(96,870)	(96,870)
Subordinated debentures	—	—	(45,000)	(45,000)
Cash, cash equivalents and restricted cash (3)	97,321	—	271,230	368,551
Other	(11,722)	(13,861)	(43,862)	(69,445)
Net Company capital allocated	$1,390,089	$671,220	$156,309	$2,217,618

Company Recourse Leverage Ratio (4)				0.5	x
Portfolio Recourse Leverage Ratio (5)				0.4	x

(1)The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company’s condensed consolidated financial statements. Consolidated SLST is presented on our condensed consolidated balance sheets as residential loans, at fair value and collateralized debt obligations, at fair value. Our investment in Consolidated SLST as of March 31, 2022 was limited to the RMBS comprised of first loss subordinated securities and IOs issued by the securitization with an aggregate net carrying value of $214.1 million.
(2)Represents the Company's equity investments in consolidated multi-family apartment communities. A reconciliation of the Company's equity investments in consolidated multi-family properties to the condensed consolidated financial statements is included below in "Reconciliation of Financial Information."
(3)Excludes cash in the amount of $33.3 million and restricted cash in the amount of $2.1 million held in the Company's equity investments in consolidated multi-family properties. Restricted cash is included in the Company’s accompanying condensed consolidated balance sheets in other assets.
(4)Represents the Company's total outstanding repurchase agreement financing, subordinated debentures and senior unsecured notes divided by the Company's total stockholders' equity. Does not include Consolidated SLST CDOs amounting to $754.3 million, residential loan securitization CDOs amounting to $1.1 billion and mortgages payable on real estate amounting to $1.1 billion as they are non-recourse debt for which the Company has no obligation.
(5)Represents the Company's outstanding repurchase agreement financing divided by the Company’s total stockholders’ equity.

Net Interest Income - Three Months Ended March 31, 2022:	Single-Family (1)	Multi- Family	Other	Total
Interest Income (2)	$46,823	$3,312	$2,388	$52,523
Interest Expense	(12,975)	(12)	(9,657)	(22,644)
Net Interest Income (Expense)	$33,848	$3,300	$(7,269)	$29,879

Portfolio Net Interest Margin - Three Months Ended March 31, 2022:
Average Interest Earning Assets (3) (4)	$2,926,764	$142,584	$22,496	$3,091,844
Yield on Average Interest Earning Assets (5)	6.40%	9.29%	42.46%	6.80%
Average Portfolio Financing Cost (6)	(2.93)	(2.39)	—	(2.93)%
Portfolio Net Interest Margin (7)	3.47%	6.90%	42.46%	3.87%

(1)The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company’s condensed consolidated financial statements. Interest income amounts represent interest income earned by securities that are owned by the Company. A reconciliation of net interest income from the Single-Family portfolio to the condensed consolidated financial statements is included below in "Reconciliation of Financial Information."
(2)Includes interest income earned on cash accounts held by the Company.
(3)Average Interest Earning Assets for the period indicated excludes all Consolidated SLST assets other than those securities owned by the Company.
(4)Average Interest Earning Assets is calculated each quarter based on daily average amortized cost for the respective periods.
(5)Yield on Average Interest Earning Assets was calculated by dividing our annualized interest income relating to our interest earning assets by our Average Interest Earning Assets for the respective periods.
(6)Average Portfolio Financing Cost was calculated by dividing our annualized interest expense relating to our interest earning assets by our average interest bearing liabilities, excluding the interest expense generated by our subordinated debentures, convertible notes, senior unsecured notes and mortgages payable on real estate of approximately $0.5 million, $0.4 million, $1.6 million and $7.2 million, respectively. Average interest bearing liabilities is calculated each quarter based on daily average outstanding balance for the respective periods.
(7)Portfolio Net Interest Margin is the difference between our Yield on Average Interest Earning Assets and our Average Portfolio Financing Cost, excluding the weighted average cost of subordinated debentures, convertible notes, senior unsecured notes and mortgages payable on real estate.

Conference Call

On Wednesday, May 4, 2022 at 11:30 a.m., Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company’s financial results for the three months ended March 31, 2022. The conference call dial-in number is (877) 312-8806. The replay will be available until Wednesday, May 11, 2022 and can be accessed by dialing (855) 859-2056 and entering passcode 8651777. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at the Company's website at http://www.nymtrust.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast.

In connection with the release of these financial results, the Company will also post a supplemental financial presentation that will accompany the conference call on its website at http://www.nymtrust.com under the "Investors — Events and Presentations" section. First quarter 2022 financial and operating data can be viewed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, which is expected to be filed with the Securities and Exchange Commission on or about May 5, 2022. A copy of the Form 10-Q will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”) for federal income tax purposes. NYMT is an internally managed REIT in the business of acquiring, investing in, financing and managing primarily mortgage-related single-family and multi-family residential assets, including joint venture equity investments in multi-family apartment communities. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Defined Terms

The following defines certain of the commonly used terms that may appear in this press release: “RMBS” refers to residential mortgage-backed securities backed by adjustable-rate, hybrid adjustable-rate, or fixed-rate residential loans; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of residential loans guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); “ABS” refers to debt and/or equity tranches of securitizations backed by various asset classes including, but not limited to, automobiles, aircraft, credit cards, equipment, franchises, recreational vehicles and student loans; “non-Agency RMBS” refers to RMBS that are not guaranteed by any agency of the U.S. Government or any GSE; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities issued by a GSE, as well as PO, IO or mezzanine securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; “multi-family CMBS” refers to CMBS backed by commercial mortgage loans on multi-family properties; “CDO” refers to collateralized debt obligation and includes debt that permanently finances the residential loans held in Consolidated SLST, and the Company's residential loans held in securitization trusts and non-Agency RMBS re-securitization that we consolidate or consolidated in our financial statements in accordance with GAAP; “Consolidated SLST” refers to a Freddie Mac-sponsored residential loan securitization, comprised of seasoned re-performing and non-performing residential loans, of which we own the first loss subordinated securities and certain IOs, that we consolidate in our financial statements in accordance with GAAP; “Consolidated VIEs” refers to variable interest entities ("VIE") where the Company is the primary beneficiary, as it has both the power to direct the activities that most significantly impact the economic performance of the VIE and a right to receive benefits or absorb losses of the entity that could be potentially significant to the VIE and that we consolidate in our financial statements in accordance with GAAP; “Multi-Family” portfolio includes multi-family CMBS, preferred equity and mezzanine loan investments and certain equity investments that invest in multi-family assets, including joint venture equity investments; “Single-Family” portfolio includes residential loans, Agency RMBS, non-Agency RMBS and single-family rental properties; and “Other” portfolio includes ABS and equity investments in entities that invest in residential assets or originate residential loans.

Cautionary Statement Regarding Forward-Looking Statements

When used in this press release, in future filings with the Securities and Exchange Commission (the “SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “could,” “would,” “should,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results and outcomes could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation: changes in the Company’s business and investment strategy; changes in interest rates and the fair market value of the Company’s assets, including negative changes resulting in margin calls relating to the financing of the Company’s assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; general volatility of the markets in which the Company invests; changes in prepayment rates on the loans the Company owns or that underlie the Company’s investment securities; increased rates of default, delinquency or vacancy and/or decreased recovery rates on or at the Company’s assets; the Company’s ability to identify and acquire targeted assets, including assets in its investment pipeline; changes in relationships with the Company’s financing counterparties and the Company’s ability to borrow to finance its assets and the terms thereof; changes in our relationships with and/or the performance of our operating partners; the Company’s ability to predict and control costs; changes in laws, regulations or policies affecting the Company’s business, including actions that may be taken to contain or address the impact of the COVID-19 pandemic; the Company’s ability to make distributions to its stockholders in the future; the Company’s ability to maintain its qualification as a REIT for federal tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; risks associated with investing in real estate assets, including changes in business conditions and the general economy, the availability of investment opportunities and the conditions in the market for Agency RMBS, non-Agency RMBS, ABS and CMBS securities, residential loans, structured multi-family investments and other mortgage-, residential housing- and credit-related assets; and the impact of COVID-19 on the Company, its operations and its personnel.

These and other risks, uncertainties and factors, including the risk factors described in the Company’s reports filed with the SEC pursuant to the Exchange Act, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT: AT THE COMPANY
Phone: 212-792-0107
Email: InvestorRelations@nymtrust.com

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	March 31, 2022	December 31, 2021
	(unaudited)
ASSETS
Residential loans, at fair value	$3,953,427	$3,575,601
Multi-family loans, at fair value	110,208	120,021
Investment securities available for sale, at fair value	145,780	200,844
Equity investments, at fair value	225,300	239,631
Cash and cash equivalents	303,762	289,602
Real estate, net	1,534,833	1,017,583
Other assets	268,442	215,019
Total Assets (1)	$6,541,752	$5,658,301
LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	$927,049	$554,259
Collateralized debt obligations ($754,264 at fair value and $1,143,855 at amortized cost, net as of March 31, 2022 and $839,419 at fair value and $682,802 at amortized cost, net as of December 31, 2021)	1,898,119	1,522,221
Convertible notes	—	137,898
Senior unsecured notes	96,870	96,704
Subordinated debentures	45,000	45,000
Mortgages payable on real estate, net	1,083,371	709,356
Other liabilities	187,981	161,081
Total liabilities (1)	4,238,390	3,226,519

Commitments and Contingencies

Redeemable Non-Controlling Interest in Consolidated Variable Interest Entities	53,361	66,392

Stockholders' Equity:
Preferred stock, par value $0.01 per share, 31,500,000 and 29,500,000 shares authorized as of March 31, 2022 and December 31, 2021, respectively, 22,284,994 shares issued and outstanding ($557,125 aggregate liquidation preference)	538,221	538,221
Common stock, par value $0.01 per share, 800,000,000 shares authorized, 381,249,031 and 379,405,240 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	3,812	3,794
Additional paid-in capital	2,357,910	2,356,576
Accumulated other comprehensive (loss) income	(410)	1,778
Accumulated deficit	(681,915)	(559,338)
Company's stockholders' equity	2,217,618	2,341,031
Non-controlling interest in consolidated variable interest entities	32,383	24,359
Total equity	2,250,001	2,365,390
Total Liabilities and Equity	$6,541,752	$5,658,301
(1)Our condensed consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs") as the Company is the primary beneficiary of these VIEs. As of March 31, 2022 and December 31, 2021, assets of consolidated VIEs totaled $3,872,784 and $2,940,513, respectively, and the liabilities of consolidated VIEs totaled $3,030,539 and $2,235,665, respectively.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended March 31,
	2022	2021
NET INTEREST INCOME:
Interest income	$58,501	$50,039
Interest expense	28,622	19,699
Total net interest income	29,879	30,340

NON-INTEREST (LOSS) INCOME:
Realized gains, net	3,806	7,058
Unrealized (losses) gains, net	(83,659)	26,166
Income from equity investments	6,053	3,399
Income from real estate	25,589	1,495
Other income	1,427	1,602
Total non-interest (loss) income	(46,784)	39,720

GENERAL, ADMINISTRATIVE AND OPERATING EXPENSES:
General and administrative expenses	14,358	11,441
Expenses related to real estate	47,989	2,924
Portfolio operating expenses	9,489	4,830
Total general, administrative and operating expenses	71,836	19,195

(LOSS) INCOME FROM OPERATIONS BEFORE INCOME TAXES	(88,741)	50,865
Income tax (benefit) expense	(22)	66

NET (LOSS) INCOME	(88,719)	50,799
Net loss attributable to non-controlling interest in consolidated variable interest entities	14,869	1,409
NET (LOSS) INCOME ATTRIBUTABLE TO COMPANY	(73,850)	52,208
Preferred stock dividends	(10,493)	(10,297)
NET (LOSS) INCOME ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS	$(84,343)	$41,911

Basic (loss) earnings per common share	$(0.22)	$0.11
Diluted (loss) earnings per common share	$(0.22)	$0.11
Weighted average shares outstanding-basic	380,795	378,881
Weighted average shares outstanding-diluted	380,795	380,815

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
SUMMARY OF QUARTERLY (LOSS) EARNINGS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Total net interest income	$29,879	$30,772	$31,031	$31,475	$30,340
Total non-interest (loss) income	(46,784)	39,333	49,412	43,276	39,720
Total general, administrative and operating expenses	71,836	34,063	28,046	23,121	19,195
(Loss) income from operations before income taxes	(88,741)	36,042	52,397	51,630	50,865
Income tax (benefit) expense	(22)	1,162	1,215	15	66
Net (loss) income	(88,719)	34,880	51,182	51,615	50,799
Net loss attributable to non-controlling interest in consolidated variable interest entities	14,869	1,296	394	1,625	1,409
Net (loss) income attributable to Company	(73,850)	36,176	51,576	53,240	52,208
Preferred stock dividends	(10,493)	(10,994)	(11,272)	(10,296)	(10,297)
Preferred stock redemption charge	—	(2,722)	(3,443)	—	—
Net (loss) income attributable to Company's common stockholders	(84,343)	22,460	36,861	42,944	41,911
Basic (loss) earnings per common share	$(0.22)	$0.06	$0.10	$0.11	$0.11
Diluted (loss) earnings per common share	$(0.22)	$0.06	$0.10	$0.11	$0.11
Weighted average shares outstanding - basic	380,795	379,346	379,395	379,299	378,881
Weighted average shares outstanding - diluted	380,795	380,551	380,983	381,517	380,815

Yield on average interest earning assets	6.80%	6.57%	6.39%	6.31%	6.03%
Portfolio net interest income	$39,536	$37,722	$37,044	$36,288	$33,891
Portfolio net interest margin	3.87%	3.63%	3.25%	2.97%	2.42%
Undepreciated (loss) earnings (1)	$(64,205)	$31,045	$42,190	$44,021	$42,625
Undepreciated (loss) earnings per common share (1)	$(0.17)	$0.08	$0.11	$0.12	$0.11
Book value per common share	$4.36	$4.70	$4.74	$4.74	$4.71
Undepreciated book value per common share (1)	$4.45	$4.74	$4.76	$4.75	$4.71

Dividends declared per common share	$0.10	$0.10	$0.10	$0.10	$0.10
Dividends declared per preferred share on Series B Preferred Stock (2)	$—	$—	$0.48	$0.48	$0.48
Dividends declared per preferred share on Series C Preferred Stock (2)	$—	$—	$—	$0.49	$0.49
Dividends declared per preferred share on Series D Preferred Stock	$0.50	$0.50	$0.50	$0.50	$0.50
Dividends declared per preferred share on Series E Preferred Stock	$0.49	$0.49	$0.49	$0.49	$0.49
Dividends declared per preferred share on Series F Preferred Stock (3)	$0.43	$0.43	$0.47	$—	$—
Dividends declared per preferred share on Series G Preferred Stock (4)	$0.44	$0.25	$—	$—	$—
(1)Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Reconciliation of Financial Information."
(2)The Company redeemed all outstanding shares of its Series B Preferred Stock and Series C Preferred Stock in December 2021 and July 2021, respectively.
(3)For the three months ended September 30, 2021, dividends declared represents the cash dividend for the long initial dividend period that began on July 7, 2021 and ended on October 14, 2021.
(4)For the three months ended December 31, 2021, dividends declared represent the cash dividend for the short initial dividend period that began on November 24, 2021 and ended on January 14, 2022.

Reconciliation of Financial Information

Non-GAAP Financial Measures

In addition to the results presented in accordance with GAAP, this press release includes certain non-GAAP financial measures, including undepreciated earnings and undepreciated book value per common share. Our management team believes that these non-GAAP financial measures, when considered with our GAAP financial statements, provide supplemental information useful for investors as it enables them to evaluate our current performance using the same metrics that management uses to operate the business. Our presentation of non-GAAP financial measures may not be comparable to similarly-titled measures of other companies, who may use different calculations. Because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations of the non-GAAP financial measures included in this press release to the most directly comparable financial measures prepared in accordance with GAAP should be carefully evaluated.

Undepreciated (Loss) Earnings

Undepreciated (loss) earnings is a supplemental non-GAAP financial measure defined as GAAP net (loss) income attributable to Company's common stockholders excluding the Company's share in depreciation expense and lease intangible amortization expense related to operating real estate, net. By excluding these non-cash adjustments from our operating results, we believe that the presentation of undepreciated (loss) earnings provides a consistent measure of our operating performance and useful information to investors to evaluate the effective net return on our portfolio. In addition, we believe that presenting undepreciated (loss) earnings enables our investors to measure, evaluate, and compare our operating performance to that of our peers.

A reconciliation of net (loss) income attributable to Company's common stockholders to undepreciated (loss) earnings for the respective periods ended is presented below (amounts in thousands, except per share data):

	For the Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Net (loss) income attributable to Company's common stockholders	$(84,343)	$22,460	$36,861	$42,944	$41,911
Add:
Depreciation expense on operating real estate	6,159	2,237	1,655	296	193
Amortization of lease intangibles related to operating real estate	13,979	6,348	3,674	781	521
Undepreciated (loss) earnings	$(64,205)	$31,045	$42,190	$44,021	$42,625

Weighted average shares outstanding - basic	380,795	379,346	379,395	379,299	378,881
Undepreciated (loss) earnings per common share	$(0.17)	$0.08	$0.11	$0.12	$0.11

Undepreciated Book Value Per Common Share

Undepreciated book value per common share is a supplemental non-GAAP financial measure defined as GAAP book value excluding the Company's share of cumulative depreciation and lease intangible amortization expenses related to operating real estate, net held at the end of the period. By excluding these non-cash adjustments, undepreciated book value reflects the value of the Company’s rental property portfolio at its undepreciated basis. The Company's rental property portfolio includes single-family rental homes directly owned by the Company and consolidated multi-family apartment communities. We believe that the presentation of undepreciated book value per common share is useful to investors and us as it allows management to consider our investment portfolio exclusive of non-cash adjustments to operating real estate, net and facilitates the comparison of our financial performance to that of our peers.

A reconciliation of GAAP book value to undepreciated book value and calculation of undepreciated book value per common share as of the dates indicated is presented below (amounts in thousands, except per share data):

	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Company's stockholders' equity	$2,217,618	$2,341,031	$2,357,793	$2,321,161	$2,308,853
Preferred stock liquidation preference	(557,125)	(557,125)	(561,027)	(521,822)	(521,822)
GAAP book value	1,660,493	1,783,906	1,796,766	1,799,339	1,787,031
Add:
Cumulative depreciation expense on operating real estate	9,772	4,381	2,144	489	193
Cumulative amortization of lease intangibles related to operating real estate	25,303	11,324	4,976	1,302	521
Undepreciated book value	$1,695,568	$1,799,611	$1,803,886	$1,801,130	$1,787,745

Common shares outstanding	381,249	379,405	379,286	379,372	379,273
GAAP book value per common share (1)	$4.36	$4.70	$4.74	$4.74	$4.71
Undepreciated book value per common share (2)	$4.45	$4.74	$4.76	$4.75	$4.71

(1)GAAP book value per common share is calculated using the GAAP book value and the common shares outstanding for the periods indicated.
(2)Undepreciated book value per common share is calculated using the undepreciated book value and the common shares outstanding for the periods indicated.

Equity Investments in Consolidated Multi-Family Properties

We invest in joint venture investments that own multi-family apartment communities which the Company determined to be VIEs and for which the Company is the primary beneficiary. As a result, we are required to consolidate these entities' underlying assets, liabilities, income and expenses in our condensed consolidated financial statements with non-controlling interests for the third-party ownership of the joint ventures' membership interests.

A reconciliation of our net equity investments in consolidated multi-family properties to our condensed consolidated financial statements as of March 31, 2022 is shown below (dollar amounts in thousands):

Cash and cash equivalents	$33,340
Real estate, net	1,451,053
Lease intangible, net (a)	41,759
Other assets	23,153
Total assets	$1,549,305

Mortgages payable on real estate, net	$1,083,371
Other liabilities	13,135
Total liabilities	$1,096,506

Redeemable non-controlling interest in Consolidated VIEs	$53,361
Non-controlling interest in Consolidated VIEs	$32,383
Net equity investment	$367,055

(a)Included in other assets in the accompanying condensed consolidated balance sheets.

Consolidated SLST

We determined that Consolidated SLST is a VIE and that we are the primary beneficiary of Consolidated SLST. As a result, we are required to consolidate Consolidated SLST’s underlying seasoned re-performing and non-performing residential loans including its liabilities, income and expenses in our condensed consolidated financial statements. We have elected the fair value option on the assets and liabilities held within Consolidated SLST, which requires that changes in valuations in the assets and liabilities of Consolidated SLST be reflected in our condensed consolidated statements of operations.

A reconciliation of our net interest income generated by our Single-Family portfolio to our condensed consolidated financial statements for the three months ended March 31, 2022 is set forth below (dollar amounts in thousands):

Interest income, residential loans	$41,467
Interest income, investment securities available for sale	1,954
Interest income, Consolidated SLST	9,380
Interest expense, Consolidated SLST CDOs	(5,978)
Interest income, Single-Family, net	46,823
Interest expense, repurchase agreements	(5,519)
Interest expense, residential loan securitizations	(7,456)
Net interest income, Single-Family	$33,848